Exhibit 10.16

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (“Amendment”) entered into this 29th day of June, 2011, is an amendment to the Employment Agreement between Chembio Diagnostics, Inc. (“Company”) and Javan Esfandiari (“Employee”) that was entered into on March 5, 2010 (the “Agreement”).

Each of the parties agree to the following Amendment to the Agreement.

1.	Paragraph 6 of the Agreement, including all sub-paragraph therein, entitled “DPP Cash Bonus” is deleted in its entirety and shall be replaced with the following:

“6. Cash Bonus - Employee also will be entitled to receive a performance-based bonus of up to 50% of the Base Salary, to be comprised of:

(a) A performance-based bonus of up to 20% of the Base Salary based upon attainment of the Company budget

(b) A performance-based bonus of up to 15% of the Base Salary based upon attainment of specified and agreed-upon goals and objectives within the Research & Development Department

(c ) a discretionary bonus of up to 25% of the Base Salary”

IN WITNESSS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

Employee:

_____________
Javan Esfandiari

Company:
CHEMBIO DIAGNOSTICS, INC.

_____________
By: Lawrence A. Siebert, President